Exhibit 99.1

For Immediate Release:	April 17, 2018

Investor Relations Contact: Marliese L. Shaw Executive Vice President, Investor Relations Officer United Bank 860-291-3622 MShaw@bankatunited.com	Media Relations Contact: Adam J. Jeamel Regional President, Corporate Communications United Bank 860-291-3765 AJeamel@bankatunited.com

UNITED FINANCIAL BANCORP, INC.
ANNOUNCES FIRST QUARTER EARNINGS AND QUARTERLY DIVIDEND

HARTFORD, Conn., April 17, 2018 – United Financial Bancorp, Inc. ("United Financial" or the "Company") (NASDAQ Global Select Stock Market: “UBNK”), the holding company for United Bank (the "Bank"), announced results for the quarter ended March 31, 2018.

The Company reported net income of $15.8 million, or $0.31 per diluted share, for the quarter ended March 31, 2018, compared to net income for the linked quarter of $9.5 million, or $0.19 per diluted share. The Company reported net income of $13.7 million, or $0.27 per diluted share, for the quarter ended March 31, 2017.

"I am pleased to report 15% year-over-year earnings per diluted share ("EPS") growth, along with 10% growth in total deposits, and 9% growth in non-interest bearing deposits, total tangible book value plus dividend returns, and loans year-over-year. Asset quality, capital, and liquidity remain strong and stable," stated William H.W. Crawford, IV, Chief Executive Officer and President of the Company and the Bank. "I would like to thank our United Bank teammates and directors for their continued steadfast focus on servicing our customers and communities."

Balance Sheet

Assets totaled $7.07 billion at March 31, 2018 and decreased $45.5 million, or 0.6%, from $7.11 billion at December 31, 2017. At March 31, 2018, total loans were $5.38 billion, representing an increase of $42.3 million, or 0.8%, from the linked quarter. Changes to loan balances during the first quarter of 2018 were highlighted by a $30.8 million, or 2.6%, increase in residential real estate loans, a $17.7 million, or 6.0%, increase in other consumer loans, a $6.6 million, or 8.5%, increase in commercial construction loans, and a $5.9 million, or 0.7%, increase in commercial business loans. The Company observed an $11.6 million, or 0.6%, decrease in investor non-owner occupied commercial real estate loans, and a $2.9 million, or 0.6%, decrease in owner-occupied commercial real estate loans, which were attributable to higher payoffs in the existing loan portfolio. Loans held for sale decreased $50.7 million, or 44.4%, from the linked quarter, as the Company delivered a significant level of loans held for sale to third party investors during the first quarter of 2018. Total cash and cash equivalents decreased $19.4 million, or 21.9%, from the linked quarter.

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Deposits totaled $5.28 billion at March 31, 2018 and increased by $84.3 million, or 1.6%, from $5.20 billion at December 31, 2017. Increases in deposit balances during the first quarter of 2018 were highlighted by a $72.1 million, or 5.4%, increase in money market account balances, a $23.9 million, or 3.0%, increase in NOW checking balances, and a $9.5 million, or 1.9%, increase in savings account balances. Offsetting these increases was a $25.0 million, or 3.2%, decline in non-interest bearing checking deposits, largely due to seasonal outflows that are typical of commercial DDA accounts in the first quarter.

Total Federal Home Loan Bank advances declined by $132.5 million, or 12.7%, over the linked quarter as advance maturities were primarily repaid with deposit growth.

Net Interest Income

Net interest income decreased slightly by $306,000, or 0.7%, on a linked quarter basis, to $46.5 million, primarily attributable to an increase in interest expense of $2.1 million, or 13.9%, to $17.0 million, which was partially offset by an increase in interest income of $1.8 million, or 2.9%, to $63.5 million. Average interest-earning assets increased by $87.2 million, or 1.3%, primarily due to growth in average loan balances, which increased by $108.6 million, or 2.0%. Average loan balance growth was driven by a $47.0 million, or 2.1%, increase in average commercial real estate loans, a $29.4 million, or 3.6%, increase in average commercial business loans, a $21.4 million, or 7.7%, increase in average other consumer loans, and a $9.8 million, or 1.7%, increase in average home equity loans. Average residential real estate loan balances increased slightly by $3.9 million, or 0.3%, as the Company continues to actively sell loan originations in the secondary market.

Interest expense increased by $2.1 million, or 13.9%, to $17.0 million during the first quarter of 2018, from $14.9 million in the linked quarter. Average interest-bearing deposit balances increased by $46.3 million, or 1.1%, primarily driven by a $21.8 million, or 1.0%, increase in average NOW and money market deposit balances, and a $31.7 million, or 1.8%, increase in average certificates of deposit balances. Slightly offsetting the aforementioned increases was a $7.1 million, or 1.4%, decrease in average savings account balances. The overall growth observed in average deposit balances was largely driven by continued success in new account acquisition strategies.

The tax equivalent net interest margin decreased by eight basis points to 2.90% in the first quarter from the linked period. Due to tax reform in late December 2017, the tax equivalency impact was unfavorable by six basis points as compared to the linked period. Also contributing to the decline was an increase of 15 basis points in the cost of interest-bearing liabilities to 1.22%, partially offset by a five basis point increase in the yield on interest-earning assets to 3.94%. The interest-earning asset yield improvement was largely driven by an 11 basis point increase in the yield on commercial real estate loans, a 13 basis point increase in the yield on commercial business loans, an 18 basis point increase in the yield on home equity loans, and a 43 basis point increase in the other consumer loan yield. Offsetting the improvement in the loan yield was a 29 basis point decline in the yield of the investment portfolio, which was largely driven by the negative impact that tax reform has on the yield on tax-exempt municipal bonds, and, to a lesser extent, increased amortization in collateralized loan obligations. The total cost of funds increased by 11 basis points to 1.07% in the first quarter driven by a ten basis point increase in the cost of interest-bearing deposits and a 31 basis point increase in the cost of Federal Home Loan Bank of Boston advances.

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Provision for Loan Losses

The provision for loan losses totaled $1.9 million for the quarter ended March 31, 2018 as compared to $2.3 million for the linked quarter. Net charge-offs for the quarter ended March 31, 2018 totaled $1.1 million, or 0.08%, as a percentage of average loans outstanding, as compared to $1.5 million, or 0.11% as a percentage of average loans for the quarter ended December 31, 2017. Factors considered in the provision for loan losses include, but are not limited to, historical charge-offs, the composition of the portfolio, the current level of non-performing loans and charge-offs, local and national economic and credit conditions, the direction of real estate values and delinquency trends.

Non-Interest Income

Total non-interest income increased by $1.7 million, or 22.5%, to $9.3 million for the quarter ended March 31, 2018 from $7.6 million in the linked quarter. The increase in the first quarter's non-interest income was driven primarily by increases in income from mortgage banking activities, other income, and service charges and fees. These increases were offset by a decrease in bank-owned life insurance income, due to lower death benefits received relative to the prior quarter. Additionally, there were lower losses on limited partnership investments as compared to the linked quarter, which contributed to the overall increase in non-interest income.

Non-Interest Expense

Non-interest expense for the quarter ended March 31, 2018 totaled $36.7 million and decreased by $501,000, or 1.3%, from the linked quarter. The decrease in non-interest expense during the quarter was primarily due to decreases in marketing and promotions, other non-interest expenses, and occupancy and equipment. These decreases were partially offset by increases in salaries and employee benefits, and to a lesser extent, professional fees, as compared to the linked quarter.

Asset Quality

Asset quality remained strong and stable for the period, with non-performing assets decreasing slightly by $137,000 to $33.7 million at March 31, 2018 from $33.8 million at December 31, 2017. The ratio of non-performing assets to total assets for the quarters ended March 31, 2018 and December 31, 2017 remained unchanged at 0.48%.

Capital

The Company reported Tangible Common Equity ("TCE") of $573.6 million, or 8.1% of average assets, for the quarter ended March 31, 2018. Tangible book value per share increased to $11.25 at March 31, 2018 from $11.24 at December 31, 2017. The increase was primarily driven by the impact of the Company's net income of $15.8 million, partially offset by the cash dividend payment to shareholders of $0.12 per share, as well as a decrease in accumulated other comprehensive income as a result of a decrease in the market value of the Company's investment portfolio, as compared to the previous quarter. Book value per share at March 31, 2018 was $13.59.

Dividend

The Board of Directors declared a cash dividend on the Company’s common stock of $0.12 per share to shareholders of record at the close of business on April 27, 2018 and payable on May 9, 2018. This dividend equates to a 2.90% annualized yield based on the $16.58 average closing price of the Company’s common stock in the first quarter of 2018. The Company has paid dividends for 48 consecutive quarters.

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Investor Conference Call

United Financial Bancorp, Inc. will host a conference call on Wednesday, April 18, 2018 at 10:00 a.m. Eastern Time (ET) to discuss the Company’s first quarter results. Those wishing to participate in the call may dial toll-free 1-800-544-8281. A telephone replay of the call will be available through May 2, 2018 by calling 1-877-344-7529 and entering conference number 10118840. A podcast will be available on the Company’s website for an extended period of time, as well as on the Company’s investor relations app.

Investor Presentation

United Financial Bancorp, Inc. has prepared and furnished a visual slide presentation to accompany the earnings press release and investor conference call. The presentation has been furnished as an exhibit to the SEC Form 8-K, but is not included in this press release. Copies of the presentation may be accessed on the Company’s investor relations website (www.unitedfinancialinc.com) by selecting “News & Market Data,” then “Presentations;” or via the IRapp and selecting “Presentations;” or directly from SEC EDGAR.

About United Financial Bancorp, Inc.

United Financial Bancorp, Inc. is the holding company for United Bank, a full service financial services firm offering a complete line of commercial, business, and consumer banking products and services to customers throughout Connecticut and Massachusetts. United Bank is a financially strong, leading New England bank with more than 50 branches in two states and several commercial and residential loan production offices. United Financial Bancorp, Inc. trades on the NASDAQ Global Select Stock Exchange under the ticker symbol “UBNK.” At March 31, 2018, the Company had $7.07 billion in assets.

For more information about United Bank’s services and products call (866) 959-BANK or visit www.bankatunited.com. For more information about United Financial Bancorp, Inc., visit www.unitedfinancialinc.com or download the Company’s free Investor Relations app on your Apple or Android device. To download United Financial Bancorp, Inc.'s investor relations app on your iPhone or on your iPad, which offers access to SEC documents, press releases, videos, audiocasts and more, please visit:
https://itunes.apple.com/WebObjects/MZStore.woa/wa/viewSoftware?id=725271098&mt=8 or https://play.google.com/store/apps/details?id=com.theirapp.ubnk for your Android mobile device.

Non-GAAP Financial Measures

This document contains certain non-GAAP financial measures in addition to results presented in accordance with Generally Accepted Accounting Principles (“GAAP”). These non-GAAP measures provide supplemental perspectives on operating results, performance trends, and financial condition. They are not a substitute for GAAP measures; they should be read and used in conjunction with the Company’s GAAP financial information. A reconciliation of non-GAAP financial measures to GAAP measures is included on pages F-9 through F-11 in the accompanying financial tables. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of our business activities, and to enhance comparability with peers across the financial services sector.

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Forward Looking Statements

This press release may contain certain forward-looking statements about the Company. Forward-looking statements include statements regarding anticipated future events and can be identified by the fact that they do not relate strictly to historical or current facts. They often include words such as “believe,” “expect,” “anticipate,” “estimate,” and “intend” or future or conditional verbs such as “will,” “would,” “should,” “could,” or “may.” Forward-looking statements, by their nature, are subject to risks and uncertainties. Certain factors that could cause actual results to differ materially from expected results include increased competitive pressures, changes in the interest rate environment, general economic conditions or conditions within the securities markets, and legislative and regulatory changes that could adversely affect the business in which the Company and its subsidiaries are engaged.

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United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended March 31,
	2018	2017
Interest and dividend income:	(In thousands, except share data)
Loans	$54,780	$46,493
Securities-taxable interest	5,498	5,510
Securities-non-taxable interest	2,429	2,254
Securities-dividends	637	808
Interest-bearing deposits	150	101
Total interest and dividend income	63,494	55,166
Interest expense:
Deposits	11,027	6,819
Borrowed funds	5,924	4,050
Total interest expense	16,951	10,869
Net interest income	46,543	44,297
Provision for loan losses	1,939	2,288
Net interest income after provision for loan losses	44,604	42,009
Non-interest income:
Service charges and fees	6,159	5,645
Net gain from sales of securities	116	457
Income from mortgage banking activities	1,729	1,321
Bank-owned life insurance income	1,646	1,207
Net loss on limited partnership investments	(590)	(80)
Other income	229	182
Total non-interest income	9,289	8,732
Non-interest expense:
Salaries and employee benefits	21,198	19,730
Service bureau fees	2,218	2,330
Occupancy and equipment	4,949	4,469
Professional fees	1,164	1,309
Marketing and promotions	685	712
FDIC insurance assessments	739	679
Core deposit intangible amortization	337	385
Other	5,446	5,308
Total non-interest expense	36,736	34,922
Income before income taxes	17,157	15,819
Provision for income taxes	1,370	2,093
Net income	$15,787	$13,726

Net income per share:
Basic	$0.31	$0.27
Diluted	$0.31	$0.27
Weighted-average shares outstanding:
Basic	50,474,942	50,257,825
Diluted	50,996,596	50,935,382

F - 1

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Net Income
(Unaudited)

	For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Interest and dividend income:	(In thousands, except share data)
Loans	$54,780	$52,758	$51,809	$49,674	$46,493
Securities-taxable interest	5,498	5,643	5,604	5,793	5,510
Securities-non-taxable interest	2,429	2,571	2,499	2,355	2,254
Securities-dividends	637	669	736	689	808
Interest-bearing deposits	150	86	151	51	101
Total interest and dividend income	63,494	61,727	60,799	58,562	55,166
Interest expense:
Deposits	11,027	9,958	9,185	7,603	6,819
Borrowed funds	5,924	4,920	4,846	4,631	4,050
Total interest expense	16,951	14,878	14,031	12,234	10,869
Net interest income	46,543	46,849	46,768	46,328	44,297
Provision for loan losses	1,939	2,250	2,566	2,292	2,288
Net interest income after provision for loan losses	44,604	44,599	44,202	44,036	42,009
Non-interest income:
Service charges and fees	6,159	6,031	6,514	7,184	5,645
Net gain from sales of securities	116	72	158	95	457
Income from mortgage banking activities	1,729	1,184	1,204	1,830	1,321
Bank-owned life insurance income	1,646	1,939	1,167	1,149	1,207
Net loss on limited partnership investments	(590)	(1,441)	(864)	(638)	(80)
Other income (loss)	229	(204)	247	206	182
Total non-interest income	9,289	7,581	8,426	9,826	8,732
Non-interest expense:
Salaries and employee benefits	21,198	20,752	20,005	19,574	19,730
Service bureau fees	2,218	2,304	2,336	2,293	2,330
Occupancy and equipment	4,949	5,036	3,740	3,657	4,469
Professional fees	1,164	996	1,048	952	1,309
Marketing and promotions	685	1,011	1,087	1,237	712
FDIC insurance assessments	739	821	780	796	679
Core deposit intangible amortization	337	336	337	353	385
Other	5,446	5,981	5,929	6,467	5,308
Total non-interest expense	36,736	37,237	35,262	35,329	34,922
Income before income taxes	17,157	14,943	17,366	18,533	15,819
Provision for income taxes	1,370	5,442	2,175	2,333	2,093
Net income	$15,787	$9,501	$15,191	$16,200	$13,726

Net income per share:
Basic	$0.31	$0.19	$0.30	$0.32	$0.27
Diluted	$0.31	$0.19	$0.30	$0.32	$0.27
Weighted-average shares outstanding:
Basic	50,474,942	50,392,382	50,263,602	50,217,212	50,257,825
Diluted	50,996,596	51,024,881	50,889,987	50,839,091	50,935,382

F - 2

United Financial Bancorp, Inc. and Subsidiaries
Consolidated Statements of Condition
(Unaudited)

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
ASSETS	(In thousands)
Cash and cash equivalents:
Cash and due from banks	$45,332	$56,661	$59,456	$57,137	$45,279
Short-term investments	23,910	32,007	39,061	17,714	39,381
Total cash and cash equivalents	69,242	88,668	98,517	74,851	84,660
Available for sale securities – At fair value	1,031,277	1,050,787	1,068,055	1,073,384	1,075,729
Held to maturity securities – At amortized cost	—	13,598	13,693	13,792	13,937
Loans held for sale	63,394	114,073	89,419	157,487	87,031
Loans:
Commercial real estate loans:
Owner-occupied	442,938	445,820	442,989	429,848	433,358
Investor non-owner occupied	1,842,898	1,854,459	1,777,716	1,761,940	1,697,414
Construction	84,717	78,083	82,688	74,980	85,533
Total commercial real estate loans	2,370,553	2,378,362	2,303,393	2,266,768	2,216,305
Commercial business loans	846,182	840,312	821,372	792,918	769,153
Consumer loans:
Residential real estate	1,235,197	1,204,401	1,211,783	1,172,540	1,167,428
Home equity	582,285	583,180	561,814	538,130	516,325
Residential construction	37,579	40,947	39,460	46,117	49,456
Other consumer	310,439	292,781	267,921	237,708	225,317
Total consumer loans	2,165,500	2,121,309	2,080,978	1,994,495	1,958,526
Total loans	5,382,235	5,339,983	5,205,743	5,054,181	4,943,984
Net deferred loan costs and premiums	14,724	14,794	15,297	15,413	13,273
Allowance for loan losses	(47,915)	(47,099)	(46,368)	(45,062)	(43,304)
Loans receivable - net	5,349,044	5,307,678	5,174,672	5,024,532	4,913,953
Federal Home Loan Bank of Boston stock, at cost	49,895	50,194	46,758	54,760	52,707
Accrued interest receivable	22,333	22,332	20,893	19,751	19,126
Deferred tax asset, net	28,710	25,656	30,999	27,034	37,040
Premises and equipment, net	67,619	67,508	61,063	54,480	51,299
Goodwill	115,281	115,281	115,281	115,281	115,281
Core deposit intangible asset	4,154	4,491	4,827	5,164	5,517
Cash surrender value of bank-owned life insurance	179,556	148,300	171,300	170,144	169,007
Other assets	88,169	105,593	81,019	85,503	71,333
Total assets	$7,068,674	$7,114,159	$6,976,496	$6,876,163	$6,696,620

F - 3

	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
LIABILITIES AND STOCKHOLDERS’ EQUITY
Liabilities:
Deposits:
Non-interest-bearing	$753,575	$778,576	$725,130	$721,917	$690,516
Interest-bearing	4,528,935	4,419,645	4,427,892	4,271,562	4,099,843
Total deposits	5,282,510	5,198,221	5,153,022	4,993,479	4,790,359
Mortgagors’ and investor escrow accounts	11,096	7,545	9,641	15,045	10,925
Federal Home Loan Bank advances and other borrowings	1,030,735	1,165,054	1,068,814	1,138,817	1,180,053
Accrued expenses and other liabilities	51,333	50,011	54,366	49,358	49,300
Total liabilities	6,375,674	6,420,831	6,285,843	6,196,699	6,030,637
Total stockholders’ equity	693,000	693,328	690,653	679,464	665,983
Total liabilities and stockholders’ equity	$7,068,674	$7,114,159	$6,976,496	$6,876,163	$6,696,620

F - 4

United Financial Bancorp, Inc. and Subsidiaries
Selected Financial Highlights
(Dollars In Thousands, Except Share Data)
(Unaudited)

	At or For the Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
Share Data:
Basic net income per share	$0.31	$0.19	$0.30	$0.32	$0.27
Diluted net income per share	0.31	0.19	0.30	0.32	0.27
Dividends declared per share	0.12	0.12	0.12	0.12	0.12
Tangible book value per share	$11.25	$11.24	$11.23	$11.01	$10.75
Key Statistics:
Total revenue	$55,832	$54,430	$55,194	$56,154	$53,029
Total non-interest expense	36,736	37,237	35,262	35,329	34,922
Average earning assets	6,568,168	6,480,966	6,423,741	6,304,849	6,113,363
Key Ratios:
Return on average assets (annualized)	0.89%	0.54%	0.88%	0.96%	0.83%
Return on average equity (annualized)	9.15%	5.50%	8.92%	9.66%	8.35%
Tax-equivalent net interest margin (annualized)	2.90%	2.98%	3.00%	3.04%	3.01%
Residential Mortgage Production:
Dollar volume (total)	$94,433	$135,522	$133,462	$186,220	$134,022
Mortgages originated for purchases	63,193	83,181	97,132	129,165	77,613
Loans sold	99,899	94,738	152,551	61,363	51,826
Income from mortgage banking activities	1,729	1,184	1,204	1,830	1,321
Non-performing Assets:
Residential real estate	$11,663	$11,824	$11,330	$11,190	$12,185
Home equity	4,698	4,968	4,206	5,211	4,307
Investor-owned commercial real estate	2,863	1,821	2,957	3,512	3,809
Owner-occupied commercial real estate	2,326	1,664	2,084	2,184	2,314
Construction	273	1,398	1,748	287	1,355
Commercial business	1,579	1,477	2,427	2,624	2,369
Other consumer	34	35	37	40	37
Non-accrual loans	23,436	23,187	24,789	25,048	26,376
Troubled debt restructured – non-accruing	8,308	8,475	6,628	7,475	8,252
Total non-performing loans	31,744	31,662	31,417	32,523	34,628
Other real estate owned	1,935	2,154	2,444	1,770	1,786
Total non-performing assets	$33,679	$33,816	$33,861	$34,293	$36,414
Non-performing loans to total loans	0.59%	0.59%	0.60%	0.64%	0.70%
Non-performing assets to total assets	0.48%	0.48%	0.49%	0.50%	0.54%
Allowance for loan losses to non-performing loans	150.94%	148.76%	147.59%	138.55%	125.05%
Allowance for loan losses to total loans	0.89%	0.88%	0.89%	0.89%	0.88%
Non-GAAP Ratios: (1)
Non-interest expense to average assets (annualized)	2.08%	2.13%	2.04%	2.08%	2.12%
Efficiency ratio (2)	63.97%	63.53%	60.47%	59.75%	64.08%
Cost of funds (annualized) (3)	1.07%	0.96%	0.91%	0.81%	0.74%
Total revenue growth rate	2.58%	(1.38)%	(1.71)%	5.89%	1.34%
Total revenue growth rate (annualized)	10.30%	(5.54)%	(6.84)%	23.57%	5.37%
Average earning asset growth rate	1.35%	0.89%	1.89%	3.13%	0.97%
Average earning asset growth rate (annualized)	5.38%	3.56%	7.54%	12.53%	3.90%
Return on average tangible common equity (annualized) (2)	11.25%	6.81%	10.99%	11.95%	10.42%
Pre-provision net revenue to average assets (annualized)(2)	1.15%	1.19%	1.31%	1.38%	1.18%

(1)
Non-GAAP ratios are not financial measurements required by generally accepted accounting principles; however, management believes such information is useful to investors in evaluating Company performance.

(2)	Calculations of these non-GAAP metrics are provided after the reconciliations of non-GAAP financial measures and appear on page F-10 through page F-11.

(3)	The cost of funds ratio represents interest incurred on liabilities as a percentage of average non-interest bearing deposits and interest-bearing liabilities.

F - 5

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2018			March 31, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,314,219	$11,506	3.51%	$1,235,065	$10,223	3.31%
Commercial real estate	2,281,868	23,656	4.15	2,098,472	20,727	3.95
Construction	119,435	1,325	4.44	145,486	1,563	4.30
Commercial business	842,809	8,382	3.98	730,443	6,720	3.68
Home equity	578,776	6,528	4.57	523,335	5,221	4.04
Other consumer	299,839	3,800	5.14	212,283	2,612	4.99
Investment securities	1,041,849	8,624	3.31	1,069,924	9,168	3.43
Federal Home Loan Bank stock	51,458	606	4.71	53,159	524	3.94
Other earning assets	37,915	150	1.61	45,196	101	0.91
Total interest-earning assets	6,568,168	64,577	3.94	6,113,363	56,859	3.73
Allowance for loan losses	(47,780)			(43,625)
Non-interest-earning assets	554,333			514,400
Total assets	$7,074,721			$6,584,138
Interest-bearing liabilities:
NOW and money market	$2,146,945	$4,892	0.92%	$1,843,458	$2,196	0.48%
Savings	510,904	73	0.06	528,657	77	0.06
Certificates of deposit	1,796,675	6,062	1.37	1,713,062	4,546	1.08
Total interest-bearing deposits	4,454,524	11,027	1.00	4,085,177	6,819	0.68
Federal Home Loan Bank advances	1,033,884	4,545	1.76	980,524	2,670	1.09
Other borrowings	118,008	1,379	4.67	126,001	1,380	4.38
Total interest-bearing liabilities	5,606,416	16,951	1.22	5,191,702	10,869	0.84
Non-interest-bearing deposits	713,364			668,823
Other liabilities	64,596			65,858
Total liabilities	6,384,376			5,926,383
Stockholders’ equity	690,345			657,755
Total liabilities and stockholders’ equity	$7,074,721			$6,584,138
Net interest-earning assets	$961,752			$921,661
Tax-equivalent net interest income		47,626			45,990
Tax-equivalent net interest rate spread (1)			2.72%			2.89%
Tax-equivalent net interest margin (2)			2.90%			3.01%
Average interest-earning assets to average interest-bearing liabilities			117.15%			117.75%
Less tax-equivalent adjustment		1,083			1,693
Net interest income		$46,543			$44,297

(1) Tax-equivalent net interest rate spread represents the difference between yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 6

United Financial Bancorp, Inc. and Subsidiaries
Average Balance Sheets, Interest and Yields/Costs
(Dollars In Thousands)
(Unaudited)

	For the Three Months Ended
	March 31, 2018			December 31, 2017
	Average Balance	Interest and Dividends	Yield/Cost	Average Balance	Interest and Dividends	Yield/Cost
Interest-earning assets:
Residential real estate	$1,314,219	$11,506	3.51%	$1,310,352	$11,343	3.47%
Commercial real estate	2,281,868	23,656	4.15	2,234,878	23,089	4.04
Construction	119,435	1,325	4.44	122,151	1,453	4.66
Commercial business	842,809	8,382	3.98	813,457	7,994	3.85
Home equity	578,776	6,528	4.57	569,021	6,293	4.39
Other consumer	299,839	3,800	5.14	278,465	3,309	4.71
Investment securities	1,041,849	8,624	3.31	1,074,840	9,713	3.60
Federal Home Loan Bank stock	51,458	606	4.71	47,964	564	4.71
Other earning assets	37,915	150	1.61	29,838	86	1.15
Total interest-earning assets	6,568,168	64,577	3.94	6,480,966	63,844	3.89
Allowance for loan losses	(47,780)			(46,880)
Non-interest-earning assets	554,333			542,596
Total assets	$7,074,721			$6,976,682
Interest-bearing liabilities:
NOW and money market	$2,146,945	$4,892	0.92%	$2,125,177	$4,286	0.80%
Savings	510,904	73	0.06	517,993	77	0.06
Certificates of deposit	1,796,675	6,062	1.37	1,765,007	5,595	1.26
Total interest-bearing deposits	4,454,524	11,027	1.00	4,408,177	9,958	0.90
Federal Home Loan Bank advances	1,033,884	4,545	1.76	954,159	3,538	1.45
Other borrowings	118,008	1,379	4.67	117,578	1,382	4.60
Total interest-bearing liabilities	5,606,416	16,951	1.22	5,479,914	14,878	1.07
Non-interest-bearing deposits	713,364			740,007
Other liabilities	64,596			65,757
Total liabilities	6,384,376			6,285,678
Stockholders’ equity	690,345			691,004
Total liabilities and stockholders’ equity	$7,074,721			$6,976,682
Net interest-earning assets	$961,752			$1,001,052
Tax-equivalent net interest income		47,626			48,966
Tax-equivalent net interest rate spread (1)			2.72%			2.82%
Tax-equivalent net interest margin (2)			2.90%			2.98%
Average interest-earning assets to average interest-bearing liabilities			117.15%			118.27%
Less tax-equivalent adjustment		1,083			2,117
Net interest income		$46,543			$46,849

(1) Tax-equivalent net interest rate spread represents the difference between yield on average interest-earning assets and the cost of average interest-bearing liabilities.
(2) Tax-equivalent net interest rate margin represents tax-equivalent net interest income divided by average interest-earning assets.

F - 7

United Financial Bancorp, Inc. and Subsidiaries
Reconciliation of Non-GAAP Financial Measures
(Dollars In Thousands)
(Unaudited)

In addition to evaluating the Company’s results of operations in accordance with GAAP, management periodically supplements this evaluation with an analysis of certain non-GAAP financial measures. These non-GAAP measures are intended to provide the reader with additional perspectives on operating results, financial condition, and performance trends, while facilitating comparisons with the performance of other financial institutions. Non-GAAP financial measures are not a substitute for GAAP measures, rather, they should be read and used in conjunction with the Company’s GAAP financial information.

    The efficiency ratio is used as a common measure by banks as a comparable metric to understand the Company’s expense structure relative to its total revenue; in other words, for every dollar of total revenue we recognize, how much of that dollar is expended. In order to improve the comparability of the ratio to our peers, we remove non-core items. To improve transparency, and acknowledging that banks are not consistent in their definition of the efficiency ratio, we include our calculation of this non-GAAP measure.

Pre-provision net revenue is a measure that the Company uses to understand fundamental operating performance before credit related expenses and tax expense. It is often expressed as a ratio relative to average assets which demonstrates the “core” performance and can be viewed as an alternative measure of how efficiently the Company services its asset base.

Return on average tangible common equity is used by management and readers of our financial statements to understand how efficiently the Company is deploying its common equity. Companies that are able to demonstrate more efficient use of common equity are more likely to be viewed favorably by current and prospective investors.

The Company believes that disclosing these non-GAAP metrics is both useful internally and is expected by our investors and analysts in order to understand the overall performance of the Company. Other companies may calculate and define their supplemental data differently. A reconciliation of GAAP financial measures to non-GAAP measures and other performance ratios, as adjusted, are included on pages F-9 through F-11 in the following press release tables:

F - 8

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
Net Income (GAAP)	$15,787	$9,501	$15,191	$16,200	$13,726
Non-GAAP adjustments:
Non-interest income	(342)	745	(158)	(95)	(465)
Non-interest expense	—	536	—	—	—
Income tax expense related to tax reform	—	1,609	—	—	—
Related income tax expense	72	2,074	55	33	163
Net adjustment	(270)	4,964	(103)	(62)	(302)
Total net income (non-GAAP)	$15,517	$14,465	$15,088	$16,138	$13,424

Non-Interest Income (GAAP)	$9,289	$7,581	$8,426	$9,826	$8,732
Non-GAAP adjustments:
Net gain on sales of securities	(116)	(72)	(158)	(95)	(457)
Limited partnership writedown	—	1,214	—	—	—
Loss on sale of premises and equipment	—	401	—	—	—
BOLI claim benefit	(226)	(798)	—	—	(8)
Net adjustment	(342)	745	(158)	(95)	(465)
Total non-interest income (non-GAAP)	8,947	8,326	8,268	9,731	8,267
Total net interest income	46,543	46,849	46,768	46,328	44,297
Total revenue (non-GAAP)	$55,490	$55,175	$55,036	$56,059	$52,564

Non-Interest Expense (GAAP)	$36,736	$37,237	$35,262	$35,329	$34,922
Non-GAAP adjustments:
Lease exit/disposal cost obligation	—	(536)	—	—	—
Net adjustment	—	(536)	—	—	—
Total non-interest expense (non-GAAP)	$36,736	$36,701	$35,262	$35,329	$34,922

Total loans	$5,382,235	$5,339,983	$5,205,743	$5,054,181	$4,943,984
Non-covered loans (1)	(771,802)	(780,776)	(739,376)	(699,938)	(691,054)
Total covered loans	$4,610,433	$4,559,207	$4,466,367	$4,354,243	$4,252,930
Allowance for loan losses	$47,915	$47,099	$46,368	$45,062	$43,304
Allowance for loan losses to total loans	0.89%	0.88%	0.89%	0.89%	0.88%
Allowance for loan losses to total covered loans	1.04%	1.03%	1.04%	1.03%	1.02%
(1) Represents acquired loans that were recorded at fair value. These loans carry no allowance for loan losses for the periods reflected above.

F - 9

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
Efficiency Ratio:
Non-Interest Expense (GAAP)	$36,736	$37,237	$35,262	$35,329	$34,922
Non-GAAP adjustments:
Other real estate owned expense	(167)	(157)	(211)	(293)	(103)
Lease exit/disposal cost obligation	—	(536)	—	—	—
Non-Interest Expense for Efficiency Ratio (non-GAAP)	$36,569	$36,544	$35,051	$35,036	$34,819

Net Interest Income (GAAP)	$46,543	$46,849	$46,768	$46,328	$44,297
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,083	2,117	2,069	1,943	1,693

Non-Interest Income (GAAP)	9,289	7,581	8,426	9,826	8,732
Non-GAAP adjustments:
Net gain on sales of securities	(116)	(72)	(158)	(95)	(457)
Net loss on limited partnership investments	590	1,441	864	638	80
Loss on sale of premises and equipment	—	401	—	—	—
BOLI claim benefit	(226)	(798)	—	—	(8)
Total Revenue for Efficiency Ratio (non-GAAP)	$57,163	$57,519	$57,969	$58,640	$54,337

Efficiency Ratio (Non-Interest Expense for Efficiency Ratio (non-GAAP)/Total Revenue for Efficiency Ratio (non-GAAP))	63.97%	63.53%	60.47%	59.75%	64.08%

F - 10

	Three Months Ended
	March 31, 2018	December 31, 2017	September 30, 2017	June 30, 2017	March 31, 2017
	(Dollars in thousands)
Pre-Provision Net Revenue ("PPNR") to Average Assets (Annualized):
Net Interest Income (GAAP)	$46,543	$46,849	$46,768	$46,328	$44,297
Non-GAAP adjustments:
Tax equivalent adjustment for tax-exempt loans and investment securities	1,083	2,117	2,069	1,943	1,693
Total tax equivalent net interest income (A)	$47,626	$48,966	$48,837	$48,271	$45,990

Non-Interest Income (GAAP)	9,289	7,581	8,426	9,826	8,732
Non-GAAP adjustments:
Net gain on sales of securities	(116)	(72)	(158)	(95)	(457)
Net loss on limited partnership investments	590	1,441	864	638	80
Loss on sale of premises and equipment	—	401	—	—	—
BOLI claim benefit	(226)	(798)	—	—	(8)
Non-Interest Income for PPNR (non-GAAP) (B)	$9,537	$8,553	$9,132	$10,369	$8,347

Non-Interest Expense (GAAP)	$36,736	$37,237	$35,262	$35,329	$34,922
Non-GAAP adjustments:
Lease exit/disposal cost obligation	—	(536)	—	—	—
Non-Interest Expense for PPNR (non-GAAP) (C)	$36,736	$36,701	$35,262	$35,329	$34,922

Total PPNR (non-GAAP) (A + B - C) :	$20,427	$20,818	$22,707	$23,311	$19,415
Average Assets	7,074,721	6,976,682	6,907,199	6,780,336	6,584,138
PPNR to Average Assets (Annualized)	1.15%	1.19%	1.31%	1.38%	1.18%

Return on Average Tangible Common Equity (Annualized):
Net Income (GAAP)	$15,787	$9,501	$15,191	$16,200	$13,726
Non-GAAP adjustments:
Intangible Assets amortization, tax effected (1)	266	219	219	229	250
Net Income excluding intangible assets amortization, tax effected (1)	$16,053	$9,720	$15,410	$16,429	$13,976
Average stockholders' equity (non-GAAP)	$690,345	$691,004	$681,402	$670,526	$657,755
Average goodwill & other intangible assets (non-GAAP)	119,611	119,962	120,275	120,631	121,004
Average tangible common stockholders' equity (non-GAAP)	$570,734	$571,042	$561,127	$549,895	$536,751
Return on Average Tangible Common Equity (Annualized) (non-GAAP)	11.25%	6.81%	10.99%	11.95%	10.42%
(1) Intangible assets amortization is tax effected at 21% for the current period, and at 35% for all prior periods due to the Tax Cuts and Jobs Act of 2017 that was signed into law in December 2017, lowering the corporate federal tax rate from 35% to 21%.

F - 11